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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: July 1, 1997
                 Date of Earliest Event Reported: June 11, 1997



                       TCI SATELLITE ENTERTAINMENT, INC.
             (Exact name of Registrant as specified in its Charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

             0-21317                          84-1299995
     (Commission File Number)    (I.R.S. Employer Identification No.)


                               8085 SOUTH CHESTER
                                   SUITE 300
                           ENGLEWOOD, COLORADO 80112
                    (Address of principal executive offices)

      Registrant's telephone number, including area code:  (303) 712-4600
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ITEM 5.  OTHER EVENTS.
         ------------

A.  PRIMESTAR Partners Roll-up.
    --------------------------

     On June 11, 1997, TCI Satellite Entertainment, Inc. (the "Company") entered into a binding letter agreement, including an attached summary of business terms (collectively, the "Roll-up Agreement") with PRIMESTAR Partners L.P. ("Primestar"), affiliates of each of the other partners of Primestar, and a stockholder of the Company. The Roll-up Agreement sets forth the principal terms and conditions of a proposed transaction (the "Roll-Up Transaction"), through which Primestar, the Company and the Primestar-related distribution businesses of such affiliates will be consolidated into a newly-formed company. The other parties to the Roll-up Agreement include Time Warner Cable ("TWC"), Advance/Newhouse Partnership ("Newhouse," and, together with TWC, "TWC/Newhouse"), Cox Communications, Inc. ("Cox"), Comcast Corporation ("Comcast"), MediaOne of Delaware Inc. ("MediaOne"), and GE American Communications, Inc. ("GE"). Affiliates of the Company, TWC, Newhouse, Cox, Comcast, MediaOne and GE are general and limited partners of Primestar, and the Company, TWC/Newhouse, Cox, Comcast and MediaOne (or their affiliates) are also distributors of Primestar's medium power satellite television service.

     The Roll-up Agreement provides for the formation of a new corporation ("New Primestar"), which will initially be a wholly-owned subsidiary of the Company. New Primestar will acquire the Primestar partnership interests, subscribers and related assets, as applicable, of the other parties to the Roll-up Transaction in exchange for (i) cash (or the assumption of debt), (ii) shares of Series A Common Stock of New Primestar and (iii) except for GE, shares of Series C Common Stock of New Primestar, in each case in an amount determined pursuant to the Roll-up Agreement. Concurrently, the Company would merge with a wholly-owned subsidiary of New Primestar, with the Company surviving, and the outstanding shares of Series A Common Stock and Series B Common Stock of the Company would be converted into shares of Series A Common Stock and Series B Common Stock of New Primestar, respectively. It is expected that upon consummation of the Roll-up Transaction, shares of the Series A Common Stock and Series B Common Stock of New Primestar will be publicly traded on the Nasdaq National Market tier of The Nasdaq Stock Market. Each of New Primestar, TWC/Newhouse, Cox, Comcast and MediaOne (or affiliates thereof) will continue to market and support the Primestar programming services on an agency basis after consummation of the Roll-up Transaction.

     The Roll-up Agreement provides that the board of directors of New Primestar will initially consist of eleven members, of which three (the "Class B Directors") will be elected by holders of the Series B Common Stock of New Primestar and six (the "Class C Directors") will be elected by holders of the Series C Common Stock of New Primestar. Of the six Class C Directors, three will be nominated by TWC/Newhouse and one will be nominated by each of Cox, Comcast and MediaOne. The remaining two directors (the "Common Directors") will be nominated by a super-

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majority vote of the Class B Directors and Class C Directors, and elected by the holders of the Series A Common Stock, Series B Common Stock and Series C Common Stock, voting together as a single class. The number of Class B Directors will decrease as the number of shares of Series B Stock outstanding decreases, and the number of Class C Directors will decrease as the number of shares of Series
C Stock outstanding decreases, in each case in accordance with a schedule set forth in the Roll-Up Agreement. The special class rights of the holders of Series B Stock and Series C Stock, each voting as a separate class, to elect the Class B Directors and Class C Directors, respectively, will automatically terminate at such time as the holders of the Series C Stock, voting as a class, shall no longer be entitled to elect at least three Class C Directors. At any time that the maximum number of Class B Directors or Class C Directors is decreased, the number of Common Directors will be correspondingly increased, so that the total number of directors constituting the whole board of directors of New Primestar remains eleven.

     The Series A Common Stock of New Primestar will be substantially identical to the Series A Common Stock of the Company, and the Series B Common Stock and Series C Common Stock of New Primestar will be substantially identical to the Series A Common Stock of New Primestar, except in each case with respect to the election of directors as provided above and except in each case as follows: (i) holders of the Series B Common Stock and Series C Common Stock will be entitled to ten votes per share, while holders of the Series A Common Stock will be entitled to one vote per share, on all matters as to which such holders are entitled to vote; (ii) each share of Series B Common Stock will be convertible into one share of Series A Common Stock at the option of the holder, and each share of Series C Common Stock will be convertible into one share of Series B Common Stock or one share of Series A Common Stock at the option of the holder, but the Series A Common Stock will not be convertible; and (iii) the affirmative vote of the holders of a majority of the outstanding shares of Series B Common Stock and 83% of the outstanding shares of Series C Common Stock, each voting as a separate class, will be required to approve certain actions by New Primestar, including substantive charter and by-law amendments, mergers and consolidations, the sale of substantially all the assets of New Primestar, dissolution, certain stock issuances, the filing of a voluntary bankruptcy petition, and, with certain exceptions, engagement by New Primestar in any business outside the Satellite Television Business (as defined in the Roll-up Agreement). On the tenth anniversary of the first issue of Series C Stock, all Series C Stock will be mandatorily converted into Series B Stock on a one-to-one basis.

     Under the terms of the Roll-up Agreement, current stockholders of the Company would hold approximately 37% common equity ownership of New Primestar at the closing of the Roll-up Transaction, and TWC/Newhouse, Comcast, MediaOne, Cox and GE would own approximately 30%, 10%, 10%, 9% and 4%, respectively, of New Primestar common equity at closing, subject in each case to adjustments based on closing subscriber counts, inventory amounts and other factors.

     Although the parties contemplate the negotiation, execution and delivery of definitive documentation with respect to the Roll-up Transaction, such documentation is not a condition to the closing of the Roll-up Transaction, and in the absence of such documentation the Roll-up Agreement will remain a binding agreement among the parties. The consummation of the Roll-up Transaction is however subject to certain closing conditions, including receipt of necessary regulatory approvals, approval of the Company's stockholders and certain due diligence matters. In connection with the execution of the Roll-up Agreement, John C. Malone, a stockholder of the Company and the Chairman of its Board of Directors, has agreed to vote all shares of common stock of the Company owned by him in favor of the Roll-up Transaction, in any vote of the stockholders of the Company to approve such transaction.

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B.   Acquisition of Certain Satellite Assets.
     ---------------------------------------

     On June 11, 1997, Primestar announced that it had entered into a binding asset acquisition agreement (the "ASkyB Agreement") with The News Corporation Limited ("News Corp"), MCI Telecommunications Corporation ("MCI"), American Sky Broadcasting LLC, a joint venture between News Corp. and MCI ("ASkyB"), Primestar, and, for certain purposes only, each of the general and limited partners of Primestar. The ASkyB Agreement provides for the sale and transfer to New Primestar of two high power communications satellites currently under construction, certain authorizations granted to MCI by the Federal Communications Commission ("FCC") to operate a direct broadcast satellite business at the 110(degrees) West longitude orbital location using 28 transponder channels (the "110(degrees) License"), and certain related contracts. In consideration, ASkyB will receive non-voting convertible securities of New Primestar with a total liquidation value of approximately $1.1 billion, comprising approximately $600 million liquidation value of non-voting convertible preferred stock (convertible into approximately 52 million shares of non-voting common stock of New Primestar, subject to adjustment) and approximately $500 million principal amount of convertible subordinated notes (convertible into approximately 43 million shares of non-voting common stock of New Primestar, subject to adjustment). The preferred stock will pay cumulative dividends at the annual rate of 5% of the liquidation value of such shares and the subordinated notes will have an interest rate of 5%. Dividends on the preferred stock and interest on the subordinated notes will be payable in cash or, at the option of New Primestar, in shares of non-voting common stock of New Primestar, for a period of four years. Thereafter, all dividend and interest payments will be made solely in cash. Shares of non-voting common stock issued to ASkyB or any of its affiliates upon conversion of such convertible preferred stock and subordinated notes, or in payment of dividend or interest obligations thereunder, shall in turn automatically convert into shares of the Series A Common Stock of New Primestar, on a one-to-one basis, upon transfer to any person other than ASkyB, News Corp. or any of their respective affiliates.

     It is contemplated that, in connection with the assignment of the 110(degrees) License to New Primestar, New Primestar will dispose of its rights, and will cause its general or limited partners to dispose of their respective rights, if any, under the FCC authorizations issued to Tempo Satellite, Inc., a subsidiary of the Company ("Tempo"), with respect to 11 transponder channels at the 119(degrees) West Longitude orbital location. Pursuant to an existing option agreement between Tempo and Primestar, Tempo had previously agreed to sell or lease to Primestar 100% of the capacity of any direct broadcast satellite system constructed by Tempo under such FCC authorizations.

     Consummation of the transactions contemplated by the ASkyB Agreement are contingent on, among other things, receipt of all necessary government and regulatory approvals.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
         ------------------------------------------------------------------


     The following exhibits are being filed with this Form 8-K:

          2.1.1 - Letter agreement, dated June 11, 1997, by and among PRIMESTAR Partners L.P., Time Warner Cable, Comcast Corporation, TCI Satellite Entertainment, Inc., Cox Communications, Inc., MediaOne of Delaware Inc., Advance/Newhouse Partnership, GE American Communications, Inc. and John C. Malone.

          2.1.2 - Summary of Business Terms (including Exhibit A).

          2.2 - Asset Acquisition Agreement, dated June 11, 1997, by and among The News Corporation Limited, MCI Telecommunications Corporation, American Sky Broadcasting LLC, PRIMESTAR Partners L.P., and, for certain purposes only, each of the general and limited partners of PRIMESTAR Partners L.P.

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                                   SIGNATURE
                                   ---------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 1997
                                 TCI SATELLITE ENTERTAINMENT, INC.
                                 (Registrant)



                                 By: /s/ William D. Myers
                                     ------------------------------
                                     Name: William D. Myers
                                     Title: Vice President, Finance

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                               INDEX TO EXHIBITS


EXHIBIT NUMBER           DESCRIPTION
--------------           -----------


2.1.1 Letter agreement, dated June 11, 1997, by and among PRIMESTAR Partners L.P., Time Warner Cable, Comcast Corporation, TCI Satellite Entertainment, Inc., Cox Communications, Inc., MediaOne of Delaware Inc., Advance/Newhouse Partnership, GE American Communications, Inc. and John C. Malone.

2.1.2                    Summary of Business Terms (including Exhibit A).

2.2 Asset Acquisition Agreement, dated June 11, 1997, by and among The News Corporation Limited, MCI Telecommunications Corporation, American Sky Broadcasting LLC, PRIMESTAR Partners L.P., and, for certain purposes only, each of the general and limited partners of PRIMESTAR Partners L.P.